                                                                    Exhibit 99.1




                    ARANCIA-CPC, S.A. DE C.V. AND SUBSIDIARY

                       CONSOLIDATED FINANCIAL STATEMENTS

                               DECEMBER 31, 1997

                (WITH THE INDEPENDENT AUDITORS' REPORT THEREON)

The Board of Directors and Stockholders
Corn Products International, Inc.:



We have audited the accompanying consolidated balance sheet of ARANCIA - CPC, S.A. de C.V. and subsidiary as of December 31, 1997, and the related consolidated statements of income, stockholders' equity and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of ARANCIA - CPC, S.A. de C.V. and subsidiary as of December 31, 1997, and the results of their operations, the changes in their stockholders' equity and their cash flows for the year then ended, in conformity with generally accepted accounting principles in the United States of America.




                                     KPMG CARDENAS DOSAL, S.C.









January 30, 1998, except notes 10 and 11 which are as of February 4, 1999.

Guadalajara, Mexico

                    ARANCIA-CPC, S.A. DE C.V. AND SUBSIDIARY

                       Consolidated Statements of Income

        Nine months ended September 30, 1998 (unaudited) and year ended
                               December 31, 1997

                           (Thousands of US dollars)



                                                Nine months ended   Year ended
                                                September 30        December 31
                                                      1998              1997
                                                -----------------   -----------
                                                   Unaudited

Net sales                                          $ 248,939          $ 327,668
Cost of sales                                        203,110            292,789
                                                   ---------          ---------

     Gross profit                                     45,829             34,879


Selling and administrative expenses                   15,176             16,963
                                                   ---------          ---------

     Operating income                                 30,653             17,916
                                                   ---------          ---------

Other income and expense:
  Interest expense, net                               13,158             25,525
  Translation loss                                     7,981              1,862
                                                   ---------          ---------

                                                      21,139             27,387
                                                   ---------          ---------


     Income (loss) before taxes                        9,514             (9,471)
                                                   ---------          ---------

Income tax expense (benefit)
  Current                                                506                 42
  Deferred                                             2,824             (2,944)
                                                   ---------          ---------
                                                       3,330             (2,902)
                                                   ---------          ---------

     Net income (loss)                             $   6,184          $  (6,569)
                                                   =========          =========


See accompanying notes to consolidated financial statements.


                    ARANCIA-CPC, S.A. DE C.V. AND SUBSIDIARY
                          Consolidated Balance Sheets
              September 30, 1998 (unaudited) and December 31, 1997
                           (Thousands of US dollars)
                                                                              September 30        December 31
                      Assets                                                      1998                1997
                      ------                                                  ------------        -----------
                                                                                Unaudited
Current assets:
  Cash and cash equivalents                                                    $   18,216              79,864
  Accounts receivable, net of allowance of $316
   and $439, respectively                                                          33,480              38,048
  Inventories, net                                                                 36,045              43,801
  Prepaid expenses                                                                      5                 107
                                                                               ----------          ----------

      Total current assets                                                         87,746             161,820


Plants and properties, net                                                        266,716             268,783
Other assets, net                                                                   2,971               5,869
                                                                               ----------          ----------

      Total assets                                                             $  357,433             436,472
                                                                               ==========          ==========


    Liabilities and Stockholders' Equity                                          1998                 1997
                                                                               ----------          ----------

Current liabilities:
  Notes payable to banks                                                       $        -              35,381
  Current portion of long-term debt                                                17,501              11,956
  Accounts payable                                                                  8,194              11,369
  Accrued liabilities                                                               8,736               9,475
  Due to affiliated companies                                                       4,621                 661
  Deferred income taxes                                                             1,072               2,024
                                                                               ----------          ----------

      Total current liabilities                                                    40,124              70,866


Long-term debt                                                                    150,235             209,299
Deferred income taxes                                                              31,832              26,986
Other non-current liabilities                                                       1,529               1,792
                                                                               ----------          ----------

      Total liabilities                                                           223,720             308,943
                                                                               ----------          ----------

Stockholders' equity
  Common stock                                                                     88,466              88,466
  Additional paid-in capital                                                       31,913              31,913
  Retained earnings                                                                13,334               7,150
                                                                               ----------          ----------

      Total stockholders' equity                                                  133,713             127,529
                                                                               ----------          ----------
Contingent liabilities (note 10)
                                                                               $  357,433             436,472
                                                                               ==========          ==========

See accompanying notes to consolidated financial statements.

                    ARANCIA-CPC, S.A. DE C.V. AND SUBSIDIARY

           Consolidated Statement of Changes in Stockholders' Equity
        Nine months ended September 30, 1998 (unaudited) and year ended
                               December 31, 1997
                           (Thousands of US dollars)

                                                                      Additional                               Total
                                                     Common            paid-in             Retained        stockholders'
                                                      stock            capital             earnings           equity
                                                   ----------         ----------          ----------       -------------
Balances at December 31, 1996                      $ 68,466             20,935              13,719            103,120


Increase in common stock                             20,000                -                   -               20,000


Additional paid-in capital                              -               10,978                 -               10,978


Net loss                                                -                  -                (6,569)            (6,569)
                                                   ----------         ----------          ----------       -------------

Balances at December 31, 1997                      $ 88,466             31,913               7,150            127,529
                                                   ==========         ==========          ==========       =============

Net income                                              -                  -                 6,184              6,184
                                                   ----------         ----------          ----------       -------------

Balances at September 30, 1998                     $ 88,466             31,913              13,334            133,713
                                                   ==========         ==========          ==========       =============


See accompanying notes to consolidated
financial statements.

                    ARANCIA-CPC, S.A. DE C.V. AND SUBSIDIARY
                     Consolidated Statements of Cash Flows
        Nine months ended September 30, 1998 (unaudited) and year ended
                               December 31, 1997

                           (Thousands of US dollars)

                                                                            Nine months ended               Year ended
                                                                              September 30,                 December 31
                                                                                   1998                         1997
                                                                            ------------------              -----------
                                                                                Unaudited
Cash flows from (used for) operating activities
  Net income (loss)                                                         $            6,184                  (6,569)
  Non-cash charges (credits) to net income
    Depreciation and amortization                                                       13,133                  16,817
    Deferred taxes                                                                       2,852                  (4,211)
  Changes in working capital
    Accounts receivable and prepaid items                                                5,266                  (3,299)
    Inventories                                                                          8,586                  18,023
    Due from affiliated companies                                                        3,932                     926
    Accounts payable and accrued liabilities                                            (3,942)                 (1,914)
                                                                            ------------------              ----------


      Net cash flows from operating activities                                          36,011                  19,773
                                                                            ------------------              ----------


Cash flows from (used for) investing activities
  Acquisition of machinery                                                              (9,254)                (14,515)
  Decrease in other noncurrent assets                                                      590                   1,081
                                                                            ------------------              ----------


      Net cash flows used for investing activities                                      (8,664)                (13,434)
                                                                            ------------------              ----------


Cash flows from (used for) financing activities
  Issuance of common stock                                                                   -                  20,000
  Increase in additional paid-in capital                                                     -                  10,978
  Increase in debt                                                                           -                  31,497
  Reduction in debt                                                                    (88,995)                      -
                                                                            ------------------              ----------


      Net cash flows from (used for) financing activities                              (88,995)                 62,475
                                                                            ------------------              ----------


(Decrease) Increase in cash and cash equivalents                                       (61,648)                 68,814
Cash and cash equivalents, beginning of period                                          79,864                  11,050
                                                                            ------------------              ----------


      Cash and cash equivalents, end of period                              $           18,216                  79,864
                                                                            ==================              ==========


Supplemental disclosures of cash flow information
  Interest paid                                                             $           14,372                  23,700
  Income taxes paid                                                                      1,880                       -
                                                                            ------------------              ----------
                                                                            $           16,252                  23,700
                                                                            ==================              ==========


See accompanying notes to consolidated financial statements.

                    ARANCIA-CPC, S.A. DE C.V. AND SUBSIDIARY

                   Notes to Consolidated Financial Statements

                               December 31, 1997

                           (Thousands of US dollars)



(1)  Operations and summary of significant accounting policies:

     The Company and subsidiary's main activity is the manufacturing and sale of starch, glucose and cornstarch. Some operations are carried out with affiliated companies.

     The Consolidated Balance Sheet at September 30, 1998 and the Consolidated Statements of Income and Cash Flows for the nine months ended September 30, 1998 have not been audited, but have been prepared by management and reflect all adjustments (consisting solely of normal recurring items) which are, in the opinion of management, necessary to present a fair statement of results of operations for the nine month period ended September 30, 1998 and the financial position as of September 30, 1998 in conformity with generally accepted accounting principles as applied in the Company's audited combined financial statements for the year ended December 31, 1997.

     Below is a description of the significant accounting policies and practices followed by the Company, which affect the main captions of the financial statements:

     a. Financial statement presentation - The accompanying financial statements have been translated from Mexican pesos to U.S. dollars using the reporting currency as the functional currency, therefore, the translation loss was booked in the statements of income.

     b. Translation method - The Company used the following exchange rates to translate into U.S. dollars the financial statements:

         Monetary assets, liabilities and tax loss  -  At the balance sheet date
         Fixed assets and capital stock             -  At the historical date
         Revenues, expenses, gain and losses        -  Weighted average for the
                                                       period

     c. Consolidated financial statements - The consolidated financial statements include the assets, liabilities and operating results of those subsidiaries where ARANCIA-CPC, S.A. de C.V. holds the majority of capital stock. All significant intercompany transactions have been eliminated in the consolidated financial statements.

         The consolidated financial statements as of December 31, 1997 include financial statements of ARANCIA-CPC, S.A. de C.V. and Arrendadora Gefemesa, S.A. de C.V.

     d. Cash and cash equivalents - Cash equivalents consist of all investments purchased with an original maturity of three months or less, and which have virtually no risk of loss in value.


     e. Inventories - Inventories in the balance sheet are stated at the lower of cost or market. Corn is valued at average cost.

         The Company's policy is to determine raw material costs by contracting raw material futures, securing purchases of raw materials in the United States of America according to its production needs in the short-term and minimizing market price fluctuation risks. Such raw materials have

                    ARANCIA-COC, S.A DE C.V. AND SUBSIDIARY

                   Notes to Consolidated Financial Statements

                           (Thousands of US dollars)


         a hedge effect; thus, gains or losses derived from such contracts are included in the unit cost of raw materials.

     f. Plants and properties - Plants and properties are stated at cost. Depreciation is generally computed on the straight-line method over the estimated useful lives of depreciable assets at rates ranging from 25 years for buildings and 3 to 16 years for all other assets. Where permitted by law, accelerated depreciation methods are used for tax purposes. Long-lived assets are reviewed for impairment whenever the facts and circumstances indicate that the carrying amount may not be recoverable.

     g. Income taxes - Deferred income taxes reflect the differences between the assets and liabilities recognized for financial reporting purposes and amounts recognized for tax purposes. Deferred taxes are based on tax laws as currently enacted. The Company makes provisions for estimated income tax, less available tax credits and deductions.

     h. Seniority premiums and severance payments - Seniority premiums to which employees may be entitled upon retirement after fifteen years of service or more, pursuant to the Federal Labor Law, are recognized as cost of the years in which services are rendered, based on actuarial calculations. To this end, the companies have established an irrevocable trust. Contributions to the trust are charged to operations.

         Any other compensation to which employees may be entitled in case of separation, disability or death, are charged to operations of the years in which paid.

     i. Use of estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

     j. Risk and uncertainties - The Company operates in one business segment. The business is subject to varying degrees of risk and uncertainty. It insures its business and assets against insurable risks in a manner that it deems appropriate. The Company believes that the risk of loss from non-insurable events would not have a material adverse effect on the Company's operations as a whole.





                                                                     (Continued)

                    ARANCIA-CPC, S.A DE C.V. AND SUBSIDIARY

                   Notes to Consolidated Financial Statements

                           (Thousands of US dollars)



(2)  Foreign currency exposure:


     At December 31, 1997, the companies have $13.5 million under exchange coverage. These hedge agreements provide that the financial institutions will be liable to pay (in domestic currency for each U.S. Dollar covered by the agreement), the difference between the official rate of exchange at the original and maturing dates.

     The exchange rate of the Mexican Peso to the U.S. Dollar at December 31, 1997 was $8.06.

(3)  Transactions with affiliated companies:

     Transactions carried out during 1997 with affiliated companies were as follows:


     Sales                                                       $  8,377
     Income on services                                             2,083
     Interest expense                                               7,406
     Royalties Expense                                              7,072
     Other expense                                                    786

(4)  Inventories:

     Inventories at December 31, 1997 are comprised of the following:


     Finished goods                                             $  11,028
     Raw materials                                                  9,958
     Material, packing and containers                               1,973
     Spare parts                                                    4,352
     Goods in transit                                              17,323
     Advances to suppliers                                             56
                                                                ---------

                                                                   44,690

     Less allowance for obsolescence                                  889
                                                                ---------

     Inventories, net                                           $  43,801
                                                                =========





                                                                     (Continued)

                    ARANCIA-CPC, S.A DE C.V. AND SUBSIDIARY

                   Notes to Consolidated Financial Statements

                           (Thousands of US dollars)


(5)  Plants and Properties:

     Plants and properties at December 31, 1997 are:


     Land                                                     $    7,567
     Buildings and leasehold improvements                         49,748
     Machinery and equipment                                     226,452
     Other                                                         4,064
     Construction in progress                                     17,404
                                                              ----------

                                                                 305,235

     Less accumulated depreciation                                36,452
                                                              ----------

     Plants and properties, net                               $  268,783
                                                              ==========

     In 1997, the Company capitalized $891 in interest cost as a component of the cost of construction in progress.

(6)  Financial Instruments

     The carrying values of cash equivalents, accounts receivable, accounts payable and debt approximate fair values.

     Raw material futures contracts:

     At December 31, 1997, the Company had entered into raw material futures contracts for purchases aggregating $5,044. Contracts to buy raw materials after March 1998 amount to $3,934 and after July 1998 to $1,110. At December 31, 1997 there are unrealized losses of $2,314 and realized losses on 1998 futures contracts of $462.




                                                                     (Continued)

                    ARANCIA-CPC, S.A DE C.V. AND SUBSIDIARY

                   Notes to Consolidated Financial Statements

                           (Thousands of US dollars)


(7)  Notes payable and Long-term debt:

     Long-term debt at December 31, 1997 is comprised of the following:


    Payable in U.S. Dollars:

       Commercial loans for imports, financing and
         mortgage loans bearing variable interest
         rates based on the LIBOR or Prime rate plus a
         differential, secured by property, plant and
         equipment and due in semi-yearly
         installments, and maturity through December, 2007.
                                                                      $  127,172

      Commodity Credit Corporation (CCC) loans for
         specific business purposes current through
         January 2001 for the purchase of corn through
         the subscription of new documents and the
         preceding documents every six months, bearing
         at LIBOR rate plus the amount determinate by
         the parties at the time of disposing of
         founds and subject to a review of credit
         terms by the intermediary bank in August of
         each year and secured by inventories. Due to
         the nature of the agreement, it was
         considered that no current installments exist.
                                                                          31,106

      Commercial mortgage loans for the purchase of
         machinery and equipment with fixed interest
         rate, secured by industrial plant, payable
         semi-annually and maturity through the year 2006.                62,977
                                                                      ----------

                                                                         221,255

      Less current installments                                           11,956
                                                                      ----------

         Long-term debt, excluding current installments               $  209,299
                                                                      ==========

                    ARANCIA-CPC, S.A DE C.V. AND SUBSIDIARY

                   Notes to Consolidated Financial Statements

                           (Thousands of US dollars)


     Maturity dates of long-term debt over the following five years are as follows:


                                 2000                                 $   49,340
                                 2001                                     47,380
                                 2002                                     23,389
                                 2003                                     19,151
                                 2004 and thereafter                      70,039
                                                                      ----------

                                                                      $  209,299
                                                                      ==========


     The Company has several notes payable to banks which are unsecured and with maturities of less than one year. The total of $35,381 incurs interest at 6.65% to 21.25% at December 31, 1997.

(8)  Stockholders' equity:

     The main characteristics of the accounts that comprise stockholders' equity are described below:

     a. At December 31, 1997 capital stock is represented by 1,000,000 common, registered shares with no par value, divided in two series:
         510,000 Series "I" and 490,000 Series "II" shares.

     b. 5% of earnings for each period must be appropriated to create a legally required reserve until the reserve reaches one fifth of capital stock and is therefore not available for distribution to the shareholders.

     c. The updated amount on the tax basis of contributions made by shareholders and retained earnings on which income tax has already been paid, as applicable, may be refunded or distributed tax free. Other refunds and distributions in excess of such amounts, according to the procedure set forth in the Law, are subject to a dividend tax at a 34% rate, therefore, stockholders may only dispose of 66% of such amounts.

(9)  Income tax (IT), tax on assets (TA), employees' statutory profit sharing
     (ESPS) and unamortized tax losses:

     The companies file individual IT and TA returns; therefore, the combined statement of earnings includes a summary of the IT and TA expense.

     Promociones Industriales Aralia, S.A. de C.V., as holding and ARANCIA-CPC, S.A. de C.V. and its Subsidiary as subsidiaries obtained authorization from the Ministry of Finance and Public Credit to consolidate for tax purposes.

     Pursuant to the current tax provisions, corporations must pay the greater of IT and TA. Both taxes recognize the effects of inflation although differently than accounting principles generally accepted in Mexico.





                                                                     (Continued)

                    ARANCIA-CPC, S.A DE C.V. AND SUBSIDIARY

                   Notes to Consolidated Financial Statements

                           (Thousands of US dollars)


     ESPS is practically computed on the same bases as IT but without recognizing the effects of inflation.

     ESPS costs are reflected as compensation costs in the consolidated statements of income.

     TA payable in excess of IT for the period may be recovered in the succeeding ten periods, updated by inflation, provided IT exceeded TA in any of those periods. At December 31, 1997 of ARANCIA-CPC, S.A. de C.V. there is recoverable TA in the future as follows:


                                       Amount
                          --------------------------------
           Originated                       Restated at         Expire
               In         Original       December 31, 1997        in
           ----------     --------       -----------------      ------

              1994        $    502              579              2004
                          ========              ===



     Through a Presidential Decree to promote investments published on November 1, 1995, up to 100% of some investments in fixed assets made in 1996 by taxpayers that had been operating prior to November 1, 1995 may be immediately deducted for tax purposes.

     Company investments in 1996 that are subject to immediate deduction gave rise to a loss for income tax purposes of $99,832.

     On the other hand, through a mechanism provided by the application rules of said Decree, the aforesaid immediate deduction results in the reduction of the TA liability of 1997 and, if such tax exceeds tax due, the updated difference may be used to reduce estimated tax payments for the current and five succeeding years.

     As a result of the aforesaid deduction, 1997 TA of $4,368, was eliminated leaving $29,064 to be applied to the succeeding four years.

     Pursuant to the current IT Law, it is possible that a tax loss, updated by inflation, be carried forward to the taxable income of the ten succeeding periods. Tax losses have no effect on ESPS. Of the tax losses sustained in previous periods $33,932 was applied to 1997 taxable income, giving rise to a tax benefit of $11,537. Therefore, the remaining benefit will be recognized as a reduction in current tax expense in the year in which TA is recovered.

     At December 31 1997, unamortized tax losses of Arancia-CPC, S.A. de C.V. and Arrendadora Gefemesa, S.A. de C.V. and the years in which their right to use them expires are as follows:


                                          Amount
                             --------------------------------
              Originated                       Restated at          Expire
                  in          Original      December 31, 1997         in
              ----------     ----------     -----------------       ------
                 1996        $ 104,016           128,170             2006
                             ---------         ---------

                             $ 104,016           128,170
                             =========         =========



                                                                     (Continued)

                    ARANCIA-CPC, S.A DE C.V. AND SUBSIDIARY

                   Notes to Consolidated Financial Statements

                           (Thousands of US dollars)


     The temporary differences between the tax bases of assets and liabilities and their financial reporting amounts that give rise to the deferred tax asset and liability are as follows:


                                                                     1997
                                                                 -----------
     Assets:
       Tax loss carryforwards                                    $    44,159
       Allowance for doubtful accounts                                   193
       Accrued expenses                                                  861
                                                                 -----------

         Gross deferred tax assets                                    45,213
                                                                 -----------

     Liabilities:
       Inventories                                                    11,910
       Fixed assets                                                   60,624
       Other                                                           1,689
                                                                 -----------

         Total liabilities                                            74,223
                                                                 -----------

           Deferred tax liability                                $    29,010
                                                                 ===========

     The Company has not recorded a valuation allowance as management believes it is more likely than not that all tax assets will be utilized. The statutory tax rate for Mexico is 34%. The effective tax benefit in 1997 was 31%.




(10) Contingent liabilities:
     -----------------------

     In 1998, the Company developed a plan to deal with the Year 2000 problem and began converting its computer systems to be Year 2000 compliant. The plan provides for the conversion efforts to be completed by the end of 1999. The Year 2000 problem is the result of computer programs being written using two digits rather than four to define the applicable year. The total cost of the project is estimated to be $4 million and is being funded through operating cash flows.




                                                                     (Continued)

                    ARANCIA-CPC, S.A DE C.V. AND SUBSIDIARY

                   Notes to Consolidated Financial Statements

                           (Thousands of US dollars)



(11) Subsequent events:
     ------------------

     a) On January 20, 1998 the commercial mortgage loan for $63 million was prepaid, leading to a prepayment refund of $500.

     b) On January 1, 1999 the income tax rate was increased from 34% to 35%. Additionally, certain distributions to stockholders will be subject to a 5% withholding tax.




                                                                     (Continued)